UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016

EASTMAN CHEMICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive Kingsport, TN		37662
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (423) 229-2000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 Entry into a Material Definitive Agreement and 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 21, 2016, Eastman Chemical Company (the “Company”) issued and sold €200 million (or $218 million based on the euro/U.S. dollar exchange rate as of November 10, 2016 as published by the U.S. Federal Reserve Board (the “exchange rate”)) principal amount of 1.50% notes due 2023 (the “2023 Notes”) and €500 million (or $544 million based on the exchange rate) principal amount of 1.875% notes due 2026 (the “2026 Notes” and, together with the 2023 Notes, the “Notes”), pursuant to the Underwriting Agreement (as defined below) and the Company’s Registration Statement on Form S-3 (Registration No. 333-204119) filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) on May 13, 2015 (the “Registration Statement”), and the issuer free writing prospectus and prospectus supplement (the “Prospectus Supplement”), filed with the SEC on November 16, 2016 and November 17, 2016, respectively. The 2023 Notes were issued and sold as additional notes of the same series as the already outstanding €550,000,000 aggregate principal amount of the Company’s 1.50% notes due 2023, issued on May 26, 2016 (the “existing 2023 Notes”). The 2023 Notes will be treated as a single series with the existing 2023 Notes and will have the same terms (other than the date of issue and the initial price), including having the same ISIN, Common Code and CUSIP number, as the existing 2023 Notes. The Notes were issued under an indenture, dated as of June 5, 2012 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes are unsecured, unsubordinated general obligations of the Company. Interest on the 2023 Notes is payable annually on May 26 of each year, beginning on May 26, 2017, and interest on the 2026 Notes is payable annually on November 23 of each year, beginning on November 23, 2017, to the persons in whose names such Notes are registered in the security register at the close of business on the May 11 preceding the relevant interest payment date, in the case of the 2023 Notes, and on the November 8 preceding the relevant interest payment date, in the case of the 2026 Notes, except that interest payable at maturity shall be paid to the same persons to whom principal of the Notes is payable.

The Company may redeem the Notes of each series, in whole or in part, in the case of the 2023 Notes at any time prior to February 26, 2023 (three months prior to the maturity date), and in the case of the 2026 Notes at any time prior to August 23, 2026 (three months prior to the maturity date), at a redemption price equal to the greater of (1) 100% of the principal amount of the applicable series of Notes being redeemed or (2) the sum of the present value of the Remaining Scheduled Payments (as defined in the Notes) of principal and interest on the applicable series of Notes being redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on an annual basis at the applicable Comparable Government Bond Rate (as defined in the Notes) plus 30 basis points with respect to the 2023 Notes and 25 basis points with respect to the 2026 Notes; plus, in each case, accrued and unpaid interest to the redemption date.

The Notes of each series are redeemable, in the case of the 2023 Notes, on or after February 26, 2023 (three months prior to the maturity date) and in the case of the 2026 Notes, on or after August 23, 2026 (three months prior to the maturity date), at a redemption price equal to 100% of the principal amount of the applicable series of Notes being redeemed, plus accrued and unpaid interest to the applicable redemption date.

If, as a result of a change in, or amendment to, the laws of the United States or any taxing authority in the United States, the Company becomes or will become obligated to pay additional amounts with respect to the Notes of either series, then the Company may at any time redeem, in whole, but not in part, the Notes of such series at a redemption price equal to 100% of the principal amount of such series of Notes, plus accrued and unpaid interest to, but excluding, the applicable redemption date.

The Indenture contains covenants that, among other things, restrict the ability of the Company to incur certain secured indebtedness, enter into sale and leaseback transactions and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries on a consolidated basis. These covenants are subject to a number of important exceptions and qualifications. In addition, upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture) with respect to a series of Notes, the holders of such series of Notes will have the right to cause the Company to repurchase all or a portion of such series of Notes at a price equal to 101% of the principal amount of such series of Notes plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture also contains customary provisions for events of default including for failure to pay principal or interest when due, failure to perform covenants in the Indenture and failure to cure or obtain a waiver of such default upon notice, and certain events of bankruptcy, insolvency or reorganization. Subject to certain exceptions and conditions as set forth in the Indenture, in the case of an event of default, the principal amount of the applicable series of Notes plus accrued and unpaid interest may be accelerated.

The existing 2023 Notes are listed on the New York Stock Exchange (the “NYSE”) under the symbol “EMN23.” The 2026 Notes are a new issue of securities with no established trading market. The Company intends to apply to list the Notes for trading on the NYSE, and expects trading in the Notes on the NYSE to begin on or before December 21, 2016.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 5, 2012, and the Notes, the forms of which are filed as Exhibits 4.2 and 4.3 hereto, each of which is incorporated herein by reference.

Item 8.01 Other Events

Underwriting Agreement for Offer and Sale of Notes

On November 16, 2016, the Company entered into an underwriting agreement (the “Underwriting Agreement”), with Citigroup Global Markets Limited, Morgan Stanley & Co. International plc and Wells Fargo Securities International Limited, as representatives of several underwriters named therein (collectively, the “Underwriters”), with respect to the issuance and sale of the Notes. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with the sale of the Notes and for customary contribution provisions in respect of those liabilities. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Uses of Proceeds from Sale of Notes

As described in the Prospectus Supplement and as previously reported, the Company intends to use the net proceeds from the sale of the Notes to:

•	pay the purchase price in the cash tender offer for up to $400 million combined aggregate principal amount of certain outstanding debt securities (the “Tender Offer”),

•	pay the redemption price for the $160 million outstanding aggregate principal amount of its 6.30% Notes due 2018 (the “2018 Notes”), and

•	pay a portion of the redemption price for the $500 million outstanding aggregate principal amount of its 2.4% Notes due 2017 (the “2017 Notes”).

The early tender date for the Tender Offer, as extended, expired on November 15, 2016, and the Company will on November 22, 2016 accept for purchase, and pay for, an aggregate of $10,714,000 principal amount of the Company’s 7 5/8% Debentures due 2024, $27,529,000 principal amount of 7.60% Debentures due 2027, $46,794,000 principal amount of 7 1/4% Debentures due 2024, $64,963,000 4.5% Notes due 2021, $150,000,000 principal amount of 3.6% Notes due 2022 and $100,000,000 principal amount of 3.80% Notes due 2025.

The Company will redeem the principal amount of the 2018 Notes outstanding on November 30, 2016 at the redemption price set forth in the notice of redemption.

On November 17, 2016, the Company delivered an irrevocable notice of redemption to the holders of the 2017 Notes. In accordance with the terms and conditions of the 2017 Notes and the indenture governing the 2017 Notes, the Company will redeem the principal amount of the 2017 Notes outstanding on December 17, 2016 at the redemption price set forth in the notice of redemption.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

1.1	Underwriting Agreement, dated November 16, 2016, by and among the Company and Citigroup Global Markets Limited, Morgan Stanley & Co. International plc and Wells Fargo Securities International Limited, as representatives of several underwriters named therein

4.1	Indenture, dated June 5, 2012, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 5, 2012)

4.2	Form of 1.50% Note due 2023 (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated May 26, 2016)

4.3	Form of 1.875% Note due 2026

5.1	Opinion of Jones Day regarding the validity of the Notes

23.1	Consent of Jones Day (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

Date: November 21, 2016	By:	/s/ Brian L. Henry
Brian L. Henry Senior Securities – Governance Counsel and Assistant Secretary

EXHIBIT INDEX

Number	Exhibit

1.1	Underwriting Agreement, dated November 16, 2016, by and among the Company and Citigroup Global Markets Limited, Morgan Stanley & Co. International plc and Wells Fargo Securities International Limited, as representatives of several underwriters named therein

4.1	Indenture, dated June 5, 2012, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 5, 2012)

4.2	Form of 1.50% Note due 2023 (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated May 26, 2016)

4.3	Form of 1.875% Note due 2026

5.1	Opinion of Jones Day regarding the validity of the Notes

23.1	Consent of Jones Day (contained in Exhibit 5.1)